UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2007

PIONEER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000, San Antonio, Texas	78209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 828-7689

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 7, 2007, the Board of Directors of Pioneer Drilling Company (the “Company”) approved an amendment and restatement of the Company’s bylaws (as amended and restated, the “Restated Bylaws”). The Restated Bylaws, which are effective immediately, revise Article I thereof to expressly provide for the issuance and transfer of uncertificated shares. This revision was made in order to satisfy the new requirements of American Stock Exchange Rule 778 and Section 135 of the American Stock Exchange Company Guide, which require listed securities to be eligible for a direct registration system. A direct registration system permits investors’ ownership to be recorded and maintained on the issuer’s (or its transfer agent’s) books and records without the issuance of a physical stock certificate. In order for its securities to be eligible for a direct registration system, the Company’s bylaws must allow for the issuance and transfer of uncertificated shares. The Company’s bylaws previously required that all shares of the Company be certificated.

The above summary of the revisions the Company’s bylaws is qualified in its entirety by reference to the Restated Bylaws, a copy of which is attached to this report as Exhibit 3.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Bylaws of Pioneer Drilling Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY

By:	/s/ Joyce M. Schuldt
Joyce M. Schuldt
Executive Vice President, Chief Financial Officer and Secretary

Dated: December 10, 2007

Exhibit Index

Exhibit No.	Document Description
3.1	Amended and Restated Bylaws of Pioneer Drilling Company.